Filed Pursuant to Rule 424(b)(7)
Registration No. 333-283827

Prospectus Supplement

(To Prospectus dated December 16, 2024)

4,106,631 Shares

SiriusPoint Ltd.

Common Shares

The Selling Shareholders (as defined herein) are offering 4,106,631 common shares, par value $0.10 per share (the “Shares”), of SiriusPoint Ltd. (“SPNT”). We have agreed to repurchase an aggregate of 500,000 common shares offered by the Selling Shareholders in this offering at the public offering price. We expect to finance such purchase with cash on hand.

Immediately following this offering, the Loeb Entities (as defined herein) will continue to beneficially own 11,068,662, or approximately 9.54%, of our issued and outstanding common shares.

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPNT.” The last reported sale price of our common shares on the NYSE on February 25, 2025, was $14.59 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein before deciding to invest in our common shares.

None of the SEC, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, any states securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$14.0000	$57,492,834.00
Underwriting discounts(1)	$0.2854	$1,172,032.49
Proceeds to Selling Shareholders, before expenses	$13.7146	$56,320,801.51

(1)	See “Underwriting” for additional information regarding underwriter compensation.

The underwriter expects to deliver the Shares against payment on or about February 27, 2025.

Jefferies

Prospectus Supplement, dated February 25, 2025

Table of Contents

Prospectus Supplement

Prospectus

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:

•

“SiriusPoint,” “SPNT,” “we,” “our,” “us” and the “Company” refer to SiriusPoint Ltd. and its directly and indirectly owned subsidiaries, including Sirius International Insurance Group, Ltd., as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd., exclusive of its subsidiaries. References to “$” and “dollars” are to United States dollars;

•	The “Loeb Entities” refers to Daniel S. Loeb, one of our directors, and affiliates associated with Mr. Loeb, including the Selling Shareholders; and

•	the “Selling Shareholders” refer to The 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund LP.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, dated December 16, 2024, gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC as a “well known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s shelf registration rules.

You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

None of SPNT, the Selling Shareholders or the underwriter have authorized anyone to provide you with different or additional information from that contained in or incorporated by reference into this prospectus supplement, and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. The Selling Shareholders and the underwriter are offering to sell our common shares, and seeking offers to buy our common shares, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus nor any free writing prospectus constitutes an offer or an invitation on our behalf or on behalf of the Selling Shareholders or the underwriter to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding prospects for our industry, our business strategy, plans, goals and expectations concerning our market position, international expansion, investment portfolio expectations, future operations, margins, profitability, efficiencies, capital expenditures, liquidity and capital resources and other non-historical financial and operating information. When used in this prospectus supplement, the words “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

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our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improve underwriting performance, de-risking our investment portfolio, and transforming our business;

•

the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility;

•	inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates;

•	the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations;

•	our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry;

•	technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers;

•

the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes, including wildfires, and increased coastal flooding in many geographic areas;

•	geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East and the new presidential administration in the U.S.;

•	our ability to retain key senior management and key employees;

•	a downgrade or withdrawal of our financial ratings;

•	fluctuations in our results of operations;

•	legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint;

•	the outcome of legal and regulatory proceedings and regulatory constraints on our business;

S-iii

•	reduced returns or losses in SiriusPoint’s investment portfolio;

•

our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced;

•	risks associated with delegating authority to third party managing general agents

•	future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures;

•	SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s Board of Directors or any committee thereof; and

•	other risks and factors listed under Item 1A. “Risk Factors” and elsewhere in this prospectus supplement.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, while we do, from time to time, communicate with security analysts, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, shareholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts, or opinions, such reports are not our responsibility.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about SPNT and this offering contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our securities. We encourage you to read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in our securities. See “Risk Factors.”

The Company

SiriusPoint is a global underwriter of insurance and reinsurance, headquartered in Bermuda. Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “SPNT.”

We have licenses to write property, casualty, and accident & health insurance and reinsurance globally, including admitted & non-admitted licensed companies in the United States, a Bermuda Class 4 company, a Lloyd’s of London syndicate and managing agency, and an internationally licensed company domiciled in Sweden. We have offices in 14 countries with a total employee population of 1,072 people.

As of December 31, 2024, we had common shareholders’ equity of $1.7 billion, total capital of $2.6 billion and total assets of $12.5 billion. Our operating companies have a financial strength rating of A- (Stable) from AM Best, Standard & Poor’s and Fitch Ratings and A3 (Stable) from Moody’s Ratings.

Our principal executive offices are located at Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, and our main telephone number is (441) 542-3300.

CM Bermuda Share Repurchase

On December 30, 2024, we entered into the CMIG Securities Purchase Agreement with CM Bermuda Ltd. (“CM Bermuda”) which provides that, subject to the satisfaction or waiver of certain customary conditions, we will repurchase all common shares and all warrants to purchase common shares held by CM Bermuda, amounting to 45,720,732 common shares being repurchased at a price of $14.25 per common share and 20,991,337 warrants being repurchased at a price of $3.56 per warrant (collectively, the “CM Bermuda Share Repurchase”). Following the closing, CM Bermuda will have no remaining ownership interest in SiriusPoint. The common shares will be purchased into treasury and the warrants will be cancelled at the closing. The closing is expected to be completed on or before February 28, 2025, and after the consummation of this offering.

Unless otherwise indicated, all calculations in this prospectus supplement based on our outstanding number of shares assumes the consummation of the CM Bermuda Share Repurchase.

THE OFFERING

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to SiriusPoint Ltd. and not to any of its subsidiaries.

Common shares offered by the Selling Shareholders in this offering	4,106,631 shares.

Common shares to be issued and outstanding immediately after this offering(1)	116,012,245 shares, after giving effect to the repurchase by us of 500,000 shares in this offering.

Common shares beneficially owned by the Loeb Entities (including the Selling Shareholders) immediately after this offering	Immediately following this offering, the Loeb Entities will continue to beneficially own 11,068,662, or approximately 9.54%, of our issued and outstanding common shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the common shares being sold in this offering. All of the shares in this offering are being sold by the Selling Shareholders.

Indication of interest	We have agreed to repurchase an aggregate of 500,000 common shares offered by the Selling Shareholders in this offering at the public offering price. We expect to finance the repurchase with cash on hand.

Voting rights	Each holder of our common shares will be entitled to one vote for each common share held by them and is entitled to vote, on a non-cumulative basis, at all meetings of shareholders. See “Description of Share Capital” in the accompanying prospectus.

Listing	Our common shares are listed on the NYSE.

Ticker symbol	“SPNT.”

Risk factors	Investing in our common shares involves significant risks. You should carefully consider all of the information contained in, or incorporated by reference, in this prospectus supplement prior to

(1)

The number of shares of our common shares to be issued and outstanding immediately after this offering is based on 162,232,977 of our common shares issued and outstanding as of February 18, 2025, less 45,720,732 common shares to be repurchased in the CM Bermuda Share Repurchase, and excludes approximately 20,894,505 of our common shares reserved as of February 18, 2025 for issuance under our equity incentive and employee stock purchase plans, inclusive of shares reserved for outstanding unvested awards.

investing in shares of our common shares. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC.

Tax Considerations	Prospective investors should consult their tax advisors concerning the application of the U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state or local or non-U.S. taxing jurisdiction prior to making any investment in our common shares. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC and “Tax Considerations” beginning on page S-12 of this prospectus supplement.

RISK FACTORS

Investing in our common shares involves a significant degree of risk and uncertainty. Before investing in our common shares, you should carefully consider the risks and uncertainties described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks. As a result, the trading price of our common shares could decline, and you could lose some or, all, of your investment. See “Where You Can Find More Information” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.

Risks Relating to Our Business and Other Risks

For a discussion of risks related to our business and operations in addition to the below, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024. See “Where You Can Find More Information” in this prospectus supplement.

Risks Relating to Our Common Shares and This Offering

Future sales of shares by existing shareholders could cause our share price to decline, even if our business is performing well.

A substantial amount of our common shares are held by a small number of holders, including the Loeb Entities, and sales of our common shares by those holders in the public market could occur at any time, subject to the applicable volume, manner of sale and other limitations of Rule 144. In addition, certain of our significant shareholders may distribute shares that they hold to their investors, who themselves may then sell into the public market. These sales, or the perception that these sales could occur, could cause the market price of our common shares to decline. Also, as our common shares are thinly traded, our stock price may be more sensitive to price changes than stocks that are more widely traded.

Certain existing holders of our common shares, including the Loeb Entities, also have registration rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other shareholders in the future. In the event that we register the common shares for the holders of registration rights, they can be freely sold in the public market at any time.

As of December 31, 2024, approximately 21 million common shares were reserved for issuance under our current share incentive plans and in connection with restricted share award agreements entered into between us and certain of our employees and directors. In addition, as of December 31, 2024, there were share options outstanding (subject to vesting) for approximately 2 million common shares. We have registered on a Form S-8 registration statement these shares and all common shares that we may in future issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to certain limitations applicable to affiliates.

In the future, we may issue additional common shares, or other equity or debt securities convertible into common shares, in connection with a financing, acquisition, litigation settlement, compensation arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing shareholders and could cause the trading price of our common shares to decline.

Only one industry analyst covers our Company, and the publication of negative research or reports, or the failure to publish reports about our business, could impact our share price, and our trading volume could decline.

The trading market for our common shares is influenced by the research and reports that industry or securities analysts publish about us, our business and our market. Currently, only one industry analyst covers the Company. The limited number of analysts covering our Company impacts our share price and the trading volume of our shares. If this analyst ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets which, in turn, could cause our share price or trading volume to decline.

If the ownership of our common shares continues to be concentrated, it could prevent you and other shareholders from influencing significant corporate decisions.

As of December 31, 2024, CM Bermuda, the Loeb Entities and BlackRock, Inc. beneficially own approximately 28.2%, 9.4% and 9.3% of our issued and outstanding common shares, respectively. Immediately following this offering, the Loeb Entities will continue to beneficially own approximately 9.54% of our issued and outstanding common shares. Pursuant to the Investor Rights Agreement between the Company and CM Bermuda, dated as of February 26, 2021 (the “CMB Investor Rights Agreement”), CM Bermuda and its affiliates’ voting power in the Company is capped at 9.9%, in accordance with the terms described in the CMB Investor Rights Agreement and our Bye-laws. As a result of the concentration of ownership, CM Bermuda, the Loeb Entities and BlackRock, Inc. could exercise influence over matters requiring shareholder approval, including approval of significant corporate transactions, which may reduce the market price of our common shares.

However, on August 1, 2024, we entered into the CMIG Series A and Repurchase Agreement with CM Bermuda and CMIG International Holding Pte. Ltd. pursuant to which we repurchased 9,077,705 of our issued and outstanding common shares held by CM Bermuda, which were cancelled and retired. We also repurchased all Series A Preferred shares held by CM Bermuda in connection therewith. On December 30, 2024, we entered into the CMIG Securities Purchase Agreement with CM Bermuda which provides that, subject to the satisfaction or waiver of certain customary conditions, we will repurchase all common shares and all warrants to purchase common shares held by CM Bermuda, amounting to 20,991,337 warrants being repurchased at a price of $3.56 per warrant and 45,720,732 common shares being repurchased at a price of $14.25 per common share. Following the closing, CM Bermuda will have no remaining ownership interest in SiriusPoint. The common shares will be purchased into treasury and the warrants will be cancelled at the closing. The closing is expected to be completed on or before February 28, 2025.

We do not intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We do not intend to declare and pay dividends on our share capital for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common shares for the foreseeable future, and the success of an investment in our common shares will depend upon any future appreciation in their value. Our common shares may not appreciate in value and may not even maintain the price at which our shareholders have purchased their shares. The interests of the shareholders specified above may conflict with the interests of our other shareholders.

We may repurchase our common shares without our shareholders’ consent.

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us at fair market value, the minimum number of common shares that is necessary to avoid or cure any adverse tax consequences to, or materially adverse legal or regulatory treatment to us, our subsidiaries or our shareholders if our Board of Directors reasonably determines, in good faith, that failure to exercise our option would result in such adverse consequences or treatment.

Holders of our shares may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

We are incorporated pursuant to the laws of Bermuda, and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

•

a holder of our shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

•	a holder of our shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws; and

•

a holder of our shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers who reside outside the United States based solely upon the United States federal securities laws.

Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us as a Bermuda exempted company, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act and our bye-laws which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors: Bermuda law provides that we cannot void any transaction we enter into in which a director has an interest, nor can such director be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing, to the directors. In comparison, under Delaware law such transaction would not be voidable if:

•

the material facts as to such interested director’s relationship or interests were disclosed or were known to the Board of Directors, and the Board of Directors had, in good faith, authorized the transaction by the affirmative vote of a majority of the disinterested directors;

•

such material facts were disclosed or were known to the shareholders entitled to vote on such transaction, and the transaction was specifically approved, in good faith, by vote of the majority of shares entitled to vote thereon; or

•

the transaction were fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

Business Combinations with Large Shareholders or Affiliates: As a Bermuda company, business combinations with large shareholders or affiliates, including mergers, asset sales and other transactions, do not require prior approval from the Board of Directors or from shareholders. Delaware corporations, however, need prior approval from the Board of Directors or a super-majority of shareholders to enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute. Our bye-laws include a provision restricting business combinations with interested shareholders consistent with the corresponding Delaware statute.

Shareholders’ Suits: The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where an act is alleged to be beyond the corporate power of the Company, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, a court would consider acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers: We have entered into indemnification agreements with certain of our directors and officers. These indemnification agreements provide that we will indemnify such directors or officers or any person appointed to any committee by the Board of Directors acting in their capacity as such in relation to any of our affairs for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, as opposed to Bermuda law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not be opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Provisions in our bye-laws may reduce or increase the voting rights of our shares.

In general, and except as provided under our bye-laws and as described below, the common shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, if, and so long as, the shares of a shareholder are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) of any United States person that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights with respect to the controlled shares owned by such United States person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. shareholders has been reduced to less than 9.5%. In addition, our Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. shareholder and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that a United States person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not “controlled shares” of the 9.5% U.S. shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. shareholder.

Our bye-laws also contain a provision that will cap the total voting power of CM Bermuda, its affiliates and related persons in SiriusPoint at 9.9% for so long as CM Bermuda, its affiliates and related persons hold more than 9.9% of our common shares.

Under these provisions, certain shareholders may have their voting rights limited, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership.

We are authorized under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated under the bye-laws. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. Any shareholder must give notice to us within ten days following the date it owns 9.5% of our common shares.

Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests.

Our bye-laws include certain provisions that could have the effect of delaying, deterring, preventing or rendering more difficult a change in control of us that our shareholders might consider in their best interests.

For example, our bye-laws:

•	establish a classified Board of Directors;

•	require advance notice of shareholders’ proposals in connection with annual general meetings;

•	authorize our board to issue “blank check” preferred shares;

•

prohibit us from engaging in a business combination with a person who acquires at least 15% of our common shares for a period of three years from the date such person acquired such common shares unless board and shareholder approval is obtained prior to the acquisition;

•	require that directors only be removed from office for cause by majority shareholder vote;

•	require a super-majority vote of shareholders to effect certain amendments to our memorandum of association and bye-laws; and

•

provide a consent right on the part of Daniel S. Loeb to any amendments to our bye-laws or memorandum of association which would have a material adverse effect on his rights for so long as he holds not less than 25% of the number of shares respectively held as of December 22, 2011.

Any such provision could prevent our shareholders from receiving the benefit from any premium to the market price of our common shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of any of these provisions could adversely affect the prevailing market price of our common shares if they were viewed as discouraging takeover attempts in the future.

The market price of our common shares may fluctuate significantly.

The market price of our common shares may fluctuate significantly. Among the factors that could affect our share price are:

•	industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in our clients’ needs;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional shareholders or other large shareholders, including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	any announcement by us or our competitors of a significant contract, acquisition, strategic transaction or expansion into a new line of business;

•	our ability to execute on our strategic transformation;

•	any future sales of our common shares or other securities; and

•	additions or departures of key personnel.

The stock markets have experienced volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common shares. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being sold in this offering. All of the shares in this offering are being sold by the Selling Shareholders. See “The Selling Shareholders.” All proceeds from the sale of these shares will be received by the Selling Shareholders.

THE SELLING SHAREHOLDERS

The following table sets forth information with respect to (i) the beneficial ownership of the Selling Shareholders prior to this offering, (ii) the number of common shares being offered by the Selling Shareholders hereby and (iii) information with respect to common shares to be beneficially owned by the Selling Shareholders after completion of this offering. The percentage of beneficial ownership of our common shares prior to this offering is based on 162,232,977 common shares issued and outstanding as of February 18, 2025 and prior to the CM Bermuda Share Repurchase. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as indicated in the footnotes to this table, we believe that the Selling Shareholders identified in the table below possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the Selling Shareholders.

	Common Shares Beneficially Owned Before the Completion of the Offering(1)		Shares Being Sold by the Selling Shareholder in the Offering	Common Shares Beneficially Owned After Completion of the Offering(2)
Name and Address of the Selling Shareholders	Number of Shares	Percentage of Class	Number of Shares	Number of Shares	Percentage of Class
The 2011 Loeb Family GST Trust(3)	4,805,670	3.0%	2,916,631	1,889,039	1.6%
Third Point Opportunities Master Fund LP(3)	7,493,842	4.6%	1,190,000	6,303,842	5.4%

(1)	Prior to giving effect to CM Bermuda Repurchase.
(2)	After giving effect to CM Bermuda Repurchase.
(3)

Daniel S. Loeb has sole voting and dispositive power over the shares held by the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund LP. Mr. Loeb disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein, if any. The address of the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund LP is c/o Third Point LLC, 55 Hudson Yards, New York, NY 10001. Immediately following this offering and the CM Bermuda Repurchase, the Loeb Entities (which include the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund LP) will beneficially own a total of 11,068,662, or approximately 9.54%, of our issued and outstanding common shares.

TAX CONSIDERATIONS

Bermuda Taxation

We are incorporated under the laws of Bermuda. At the present time, there is no Bermuda withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares.

In response to the Organization for Economic Cooperation and Development’s Base Erosion and Profits Shifting Pillar Two initiative to implement a global minimum tax, the Government of Bermuda enacted the Corporate Income Tax Act 2023 on 27 December 2023 (the “CIT Act”). Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups. A multi-national group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least €750 million for two out of the four previous fiscal years. If Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of the net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities). Tax is chargeable under the CIT Act for tax years starting on or after January 1, 2025. SiriusPoint and its Bermuda constituent entities will be subject to the provisions of the CIT Act from January 1, 2025.

The CIT Act does not currently impose any withholding tax, capital transfer tax, estate duty or inheritance tax, so there will be no such taxes payable by us or by our shareholders in respect of our shares at this time.

United States Taxation

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of the common shares by U.S. Holders (as defined below) that purchase such common shares pursuant to this offering and hold such common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the existing tax law under the Code, its legislative history, U.S. Treasury regulations promulgated or proposed thereunder, administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	small business investment companies;

•	S corporations, partnerships and other pass-through entities (or investors in S corporations, partnerships or other pass-through entities);

•	tax-exempt entities;

•	qualified retirement plans;

•	regulated investment companies or mutual funds;

•	real estate investment trusts;

•	certain former citizens or residents of the United States;

•	U.S. Holders that hold the common shares as part of a straddle, hedge, conversion or other integrated transaction;

•	persons subject to special tax accounting rules under Section 451(b) of the Code;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•	U.S. Holders subject to the alternative minimum tax; or

•	U.S. Holders that receive the common shares as compensation.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations, or any U.S. federal estate or gift tax considerations or the Medicare contribution tax on certain net investment income. This discussion also does not address any tax considerations applicable to the Selling Shareholders in respect of the Repurchase. Moreover, this discussion does not address any information reporting requirements, except as expressly set forth below.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of common shares that, for U.S. federal income tax purposes, is (i) a citizen or an individual who is a resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns common shares, the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner and the activities of the partnership (or entity). Partnerships and partners of such partnerships that beneficially own common shares should consult their tax advisors regarding the U.S. federal income tax consequences to them of the ownership and disposition of the common shares.

Except as discussed below under “—Passive Foreign Investment Company Considerations” or “—Controlled Foreign Corporation,” this discussion assumes that SPNT is not and will not be a passive foreign investment company (“PFIC”) or a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes.

THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE COMMON SHARES TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR CIRCUMSTANCES. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE COMMON SHARES THAT ARE RELEVANT TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Distributions on Common Shares

Subject to the discussions below relating to the potential application of the PFIC, CFC and RPPI rules (which are each defined below), the gross amount of any distributions paid to a U.S. Holder with respect to common shares generally will be included in the gross income of such U.S. Holder, as a dividend, to the extent attributable to current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of SPNT’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted basis in the common shares, and as capital gain to the extent it exceeds the U.S. Holder’s basis (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of the Common Shares”). Such dividend will not be eligible for the

“dividends received” deduction generally allowed to corporate shareholders under Section 243 of the Code with respect to dividends received from U.S. corporations. Such dividends may, however, be eligible for the “dividends received” deduction generally allowed under Section 245A of the Code to corporate U.S. Holders that are United States Shareholders (as defined below).

A distribution on common shares treated as a dividend that is received by an individual (or certain other non-corporate U.S. Holders) either from a “qualified foreign corporation” or in respect of stock of a non-U.S. corporation that is readily tradable on an established securities market in the United States generally qualifies for preferential rates of tax so long as (i) the distributing corporation is not a PFIC (as described below under “—Passive Foreign Investment Company Considerations”) during the taxable year in which the distribution is made or the preceding taxable year and (ii) certain holding period and other requirements are met. A non-U.S. corporation generally will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program. The U.S. Treasury has determined that the U.S.-Bermuda treaty is not a comprehensive income tax treaty. Although SPNT will not be treated as a qualified foreign corporation by reason of an income tax treaty, our common shares are traded on the NYSE and, as a result, are expected to be treated as readily tradable on an established securities market in the United States. Accordingly, paid on common shares are expected to qualify for the preferential rates of tax provided the conditions in clauses (i) and (ii) above are met. However, there can be no assurance that SPNT will satisfy such conditions in any taxable year. Each U.S. Holder that is a non-corporate taxpayer should consult its tax advisor regarding the possible applicability of the preferential rates of tax and the related restrictions and special rules.

Passive Foreign Investment Company Considerations

A U.S. Holder may be subject to adverse U.S. federal income tax consequences in respect of its ownership or disposition of shares of a non-U.S. corporation that is classified as a PFIC for any taxable year during which such U.S. Holder holds such shares, unless certain elections that may mitigate those adverse effects are made. In general, a non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying relevant look through rules described in the following sentence, (1) 75% or more of its gross income constitutes “passive income” or (2) 50% or more of its assets produce, or are held for the production of, “passive income.” In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account (the “look-through rule”). As a result, it is expected that the PFIC status of SPNT should generally depend on the application of the look-through rule to its subsidiaries and whether the income and assets of its subsidiaries will be characterized as passive or active for this purpose. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and net gains from commodities transactions and from the sale or exchange of property that gives rise to passive income.

The PFIC statutory provisions, however, contain an express exception for income “derived in the active conduct of an insurance business by a “qualifying insurance company” (the insurance company exception). This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. For this purpose, a “qualifying insurance corporation” generally is a foreign corporation (1) that is an insurance company as defined in Section 816(a) of the Code that would be subject to tax under subchapter L of the Code if the corporation were a domestic corporation, and (2) for which the amount of its applicable insurance liabilities exceeds 25% of its total assets. Certain exceptions apply to foreign corporations that fail to satisfy the liabilities test due to runoff- or rating-related circumstances, in which case, U.S. Holders may elect to treat the corporation as a qualifying insurance corporation if the corporation is “predominantly engaged in an insurance business” and certain other requirements are satisfied.

Under proposed Treasury Regulations, investment income will not qualify for the insurance company exception if the expenses (including compensation) paid by a non-U.S. insurer for services of its own officers and employees with respect to core functions (other than investment activities) are not at least 50% of the total expenses for all services with respect to core functions (other than investment activities). Alternatively, a non-U.S. insurer may qualify if based on all facts and circumstances its officers and employees perform the core functions of the business. Treasury regulations also provide additional rules regarding the insurance company exception and the applicable insurance liabilities test, including rules governing the manner in which the assets and liabilities of subsidiary entities are taken into account. The proposed regulations will be effective if issued in final form. It is uncertain when the proposed regulations will be finalized, and whether and how the provisions of any final or temporary regulations will vary from proposed regulations.

Based on its assets, income, applicable financial statements and activities, including those of its subsidiaries engaged in the active conduct of an insurance business, SPNT does not expect that it will be treated as a PFIC in the current taxable year or the foreseeable future. However, this conclusion is not free from doubt and the IRS could take a contrary position. While SPNT expects that its insurance subsidiaries will qualify for the insurance company exception, in the absence of other detailed guidance, its insurance subsidiaries may not meet the requirements for this exception. Moreover, SPNT’s expectation with respect to any taxable year is based on the amount of risk that it expects its insurance company subsidiaries to underwrite and the amount of insurance-related liabilities SPNT expects to incur during that year. If SPNT’s insurance company subsidiaries are unable to underwrite a sufficient amount of risk or have sufficient insurance-related liabilities for any taxable year, SPNT might be treated as a PFIC. Furthermore, in certain circumstances, SPNT may seek to manage the volatility of its reinsurance results by writing policies that contain certain contractual terms and conditions (such as loss ratio caps), which may cause the IRS to assert that such policies lack sufficient risk transfer to constitute insurance for U.S. federal income tax purposes, increasing the risk that SPNT may be treated as a PFIC. SPNT has not obtained an opinion of counsel regarding its PFIC status due to the absence of applicable authority regarding the insurance company exception and the dependence of the PFIC status on the actual operational results and other relevant facts for each taxable year. Accordingly, no assurance can be given that SPNT will not be treated as a PFIC for the current taxable year or become a PFIC in the future. Prospective U.S. holders should consult their own tax advisors to assess their tolerance of this risk.

Subject to the CFC rules discussed below, if SPNT is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of common shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of common shares as if such items had been earned ratably on each day in the U.S. Holder’s holding period (or a portion thereof) for the common shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which SPNT was treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to other taxable years would be taxed at the highest marginal rates applicable to ordinary income for each such taxable year, and an interest charge would also be imposed on the amount of taxes so derived for each such taxable year. For purposes of these rules, gifts, exchanges pursuant to certain corporate reorganizations and use of common shares as security for a loan generally are treated as dispositions of the common shares, and a step-up in tax basis in the common shares to fair market value will not be available upon the death of an individual U.S. Holder. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of common shares exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for the common shares). Further, if a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Company is treated as a PFIC with respect to such U.S. Holder and any of the Company’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in the Company.

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election (a “QEF election”) with respect to its interest in the PFIC. Consequently, if SPNT is classified as a PFIC, it would likely be advantageous for a U.S. Holder to elect to treat SPNT as a “qualified electing fund” (a “QEF”) with respect to such U.S. Holder in the first year in which it holds common shares. If a U.S. Holder makes a timely QEF election with respect to SPNT, the electing U.S. Holder would be required in each taxable year that SPNT is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of SPNT and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of SPNT, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in common shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as distributions to the U.S. Holder.

A QEF election made with respect to SPNT will not apply to any Subsidiary PFIC; a QEF election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). Subject to the discussion below regarding a “PFIC Annual Information Statement,” if a U.S. Holder makes a timely QEF election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible if the U.S. Holder were an individual).

In addition, to the extent that a U.S. Holder makes an untimely QEF election (i.e., after the first taxable year in which SPNT is a PFIC and during which the U.S. Holder holds common shares), the U.S. Holder will generally be subject to a combination of the excess distribution and QEF rules, unless the U.S. Holder is allowed to make a retroactive or “purging” election pursuant to U.S. Treasury Regulations.

If SPNT determines that it is likely a PFIC in any taxable year, SPNT intends to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” with respect to SPNT for such taxable year. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to SPNT. There can be no assurance, however, that SPNT will be able to provide a “PFIC Annual Information Statement” for any subsidiary of SPNT if SPNT is determined to be a PFIC and, consequently, such subsidiary is determined to be a Subsidiary PFIC.

Alternatively, if SPNT were to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (instead of a QEF election), provided the common shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable Treasury regulations. However, a U.S. Holder may not be permitted to make a mark-to-market election with respect to a Subsidiary PFIC. U.S. Holders should consult their tax advisers regarding the potential availability and consequences of a mark-to-market election, as well as the availability and advisability of making a protective QEF election in case we or any of our subsidiaries are classified as a PFIC in any taxable year.

If SPNT is a PFIC in any taxable year during which a U.S. Holder owns common shares, such U.S. Holder generally will be required to file annually a statement setting forth certain information with its U.S. federal income tax returns.

Prospective U.S. Holders should consult their tax advisors regarding the application of the PFIC rules with respect to an investment in the common shares, any reporting requirements related thereto and the advisability of making a QEF election or any other applicable elections in respect of any given taxable year.

Controlled Foreign Corporation

A non-U.S. corporation is treated as a CFC if “United States Shareholders” (as defined below) collectively own directly, indirectly through non-U.S. entities or constructively (by application of the rules set forth in

Section 958(b) of the Code, generally applying to options, family members, partnerships, estates, trusts or controlled corporations) more than 50% of the total combined voting power of all classes of voting stock or total value of the corporation’s stock on any day during a CFC’s tax year. Under Section 951(b) of the Code, any United States person (as defined in Section 957(c) of the Code) who owns directly, indirectly through non-U.S. entities, or constructively, 10% or more of the total combined voting power or value of all classes of stock of the non-U.S. corporation will be considered to be a “United States Shareholder” (a “United States Shareholder”). In addition, a special CFC rule applies to a non-U.S. corporation that has certain insurance (or reinsurance) income: solely for purposes of taking such income into account, such a corporation will be treated as a CFC if more than 25% of the stock (measured by vote or value) is owned directly, indirectly through non-U.S. entities or constructively by United States Shareholders on any day during the taxable year of such corporation and if more than 75% of its gross premiums and other consideration are attributable to insurance or reinsurance policies that would produce subpart F “insurance income.”

Each United States Shareholder that owns, directly or indirectly through foreign entities, shares of a foreign corporation that is a CFC during any taxable year is required to include in its gross income for U.S. federal income tax purposes as ordinary income its pro rata share of the CFC’s “subpart F income” (as defined below) and Global Intangible Low-Taxed Income (“GILTI”) for such year, even if no distributions are made. Subpart F income generally includes passive investment income, such as interest, dividends, and certain rent and royalties, and certain insurance income, including underwriting and investment income that is attributable to the issuing or reinsuring of any insurance or annuity contract, and that, absent an exception, generally would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company. SPNT expects that substantially all of its income will be subpart F income and therefore the Subpart F income rules, rather than the GILTI rules, generally will apply.

SPNT presently does not expect to be treated as a CFC because it does not expect to have any United States Shareholders, however there can be no assurance that this will be the case. Moreover, certain subsidiaries of SPNT are expected to be treated as CFCs because of the operation of constructive ownership attribution rules. Accordingly, a United States Shareholder of SPNT may be subject to inclusions of Subpart F income with respect to subsidiaries of SPNT even if SPNT itself is not treated as a CFC.

If SPNT constitutes a CFC and a U.S. Holder is treated as a United States Shareholder of SPNT, SPNT will not be treated as a PFIC or QEF with respect to such U.S. Holder, for so long as such U.S. Holder remains a United States Shareholder and SPNT remains a CFC. As a consequence, if SPNT’s subpart F income includes net capital gains, such gains will be treated as ordinary income to the United States Shareholder pursuant to the CFC rules, notwithstanding the fact that such gains generally would otherwise receive capital gains tax treatment under the QEF rules described above. If SPNT subsequently ceases to be a CFC or the U.S. Holder ceases to be a United States Shareholder (and continues to hold its common shares), then solely for purposes of the PFIC rules, such U.S. Holder will be treated as owning an interest in a PFIC as of the day following such cessation (i.e., attain a new holding period for the common shares), unless the U.S. Holder owned any common shares for any period of time prior to becoming a United States Shareholder in SPNT while it constituted a PFIC and the U.S. Holder has not made a QEF election with respect to SPNT. In that case, SPNT will again be treated as a PFIC which is not a QEF with respect to such U.S. Holder, and the beginning of such U.S. Holder’s holding period for the common shares will continue to be the date on which the U.S. Holder acquired the common shares, unless the U.S. Holder makes certain elections to recognize gain with respect to the common shares in addition to the QEF election with respect to SPNT.

In the event that SPNT is characterized as a CFC and a U.S. Holder is treated as a United States Shareholder of SPNT, or the special RPII rules discussed below apply to SPNT and certain exceptions do not apply, a distribution received by such U.S. Holder will not be taxable to the extent the distribution is allocable to amounts previously included in the U.S. Holder’s income pursuant to the CFC rules. To the extent distributions on the common shares are not treated as allocable to previously taxed earnings, such distributions will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders under Section 243 of the Code with respect to dividends received from U.S. corporations. If SPNT is characterized as a PFIC in addition to being characterized as a CFC, such distributions received by U.S. Holders who are individuals will not qualify for the reduced rate of tax on dividends under Section 1(h)(11) of the Code. If SPNT constitutes a CFC, however, corporate U.S. Holders that are United States Shareholders may be eligible for the dividends received deduction provided by Section 245A of the Code.

As a result of the Code’s definition of United States Shareholder by reference to ownership by value (as described above) and the scope of persons subject to constructive ownership under Section 958(b) of the Code, it may be difficult to determine if SPNT is a CFC. Potential U.S. Holders should consult their tax advisors to determine whether their ownership of the common shares will cause them to become a United States Shareholder and the impact of such a classification, including with respect to potential additional reporting requirements, which may include filing information returns with the IRS on IRS Form 5471 and IRS Form 8992.

Related Person Insurance Income

Special CFC rules apply with respect to certain “related person insurance income” (“RPII”). RPII is subpart F insurance income of a foreign corporation attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a (1) United States person who owns, directly or indirectly through foreign entities, any amount of stock (rather than 10% or more) in such foreign corporation (a “RPII Shareholder”) or (2) a “related person” (as defined below) to such RPII Shareholder. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by a RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. Control is defined as ownership of more than 50% of either the value or voting power of the stock of a person after applying certain constructive ownership rules. Proposed Treasury regulations published in January 2022 would aggregate all U.S. shareholders for purposes of the 50% ownership test above, which would have the effect of significantly increasing the likelihood that such U.S. shareholders would be subject to RPII. These proposed regulations also address the RPII treatment of certain cross-insurance arrangements and pass-through entities.

For purposes of taking into account RPII, and subject to the exceptions described below, SPNT will be treated as a CFC (a “RPII CFC”) if RPII Shareholders collectively own, directly, indirectly or constructively, 25% or more of the total combined voting power or value of SPNT’s stock on any day during a taxable year.

The RPII rules generally do not apply, however, to a non-U.S. insurance company if (i) the direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of the non-U.S. insurance company (the “RPII 20% Ownership Exception”); or (ii) the RPII of the non-U.S. insurance company, determined on a gross basis, is less than 20% of the company’s gross insurance income for such taxable year (the “RPII 20% Income Exception”). If neither such exception applies, each U.S. person who owns, directly or indirectly through certain entities, shares of a RPII CFC on the last day of such entity’s taxable year will be required to include in gross income for U.S. federal income tax purposes his or her allocable share of RPII for the entire taxable year, but only to the extent of his or her share of the RPII CFC’s earnings and profits. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date. A U.S. Holder recognizing RPII would increase the basis in its common shares by the amount of RPII included in income. Amounts distributed out of previously taxed RPII would be excluded from the U.S. Holder’s income, and the U.S. Holder’s basis in the common shares would be reduced by the amount so excluded.

SPNT expects to satisfy the RPII 20% Ownership Exception and the RPII 20% Income Exception. Consequently, SPNT does not expect any U.S. Holder to be required to include RPII income in its gross income for U.S. federal income tax purposes, although SPNT can give no assurances in this regard. In particular, it may be difficult for SPNT to determine whether it is 20% or more owned (by either voting power or value), directly or indirectly (under complex attribution rules), by insured or reinsured persons or persons related to insured or reinsured persons. The RPII provisions have not been interpreted by the courts and U.S. Treasury regulations interpreting the RPII provisions are in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge any determinations by SPNT as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based on subsequent IRS examination. Due to these uncertainties, each U.S. Holder should consult its own tax advisor regarding the applicability of the RPII rules to an investment in common shares.

Sale, Exchange or Other Disposition of the Common Shares

Subject to the discussion in the following paragraph and the PFIC discussion above, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of common shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such common share. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such common shares for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.

Section 1248 of the Code provides that if a U.S. Holder sells or exchanges an equity interest in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of such interest will be treated as a dividend (and not capital gain) to the extent of the CFC’s earnings and profits attributable (determined under U.S. federal income tax principles) to such equity interest during the period that the shareholder held the equity and while the corporation was a CFC (with certain adjustments, including a reduction for previously taxed amounts pursuant to a timely QEF election or pursuant to the CFC rules). Accordingly, if SPNT constitutes a CFC and a U.S. Holder is treated as a Section 1248 shareholder in the CFC, then any gain realized by such U.S. Holder upon the disposition of such U.S. Holder’s common shares will be treated as a dividend to the extent of the U.S. Holder’s pro rata share of SPNT’s current and accumulated earnings and profits subject to certain adjustments. In such case, the U.S. Holder will likely be required to comply with additional reporting requirements, including filing IRS Form 5471 to report the disposition of equity in the CFC. A U.S. Holder should consult its tax advisor about this potential reporting requirement.

Section 953(c)(7) of the Code generally provides that Section 1248 of the Code will apply to the sale or exchange by a U.S. person of equity in a non-U.S. corporation that is a RPII CFC determined without regard to whether such person is a United States Shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. The current U.S. Treasury regulations do not specifically address whether or how these dividend income treatment rules would apply to dispositions of shares in a non-U.S. corporation that is not a CFC and does not directly engage in the insurance business but owns a non-U.S. subsidiary that is a RPII CFC determined without regard to whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception and that would be taxed as an insurance company if such subsidiary were a U.S. corporation. Accordingly, there can be no assurance that, if 25% or more (by vote or value) of SPNT’s common shares are directly or indirectly owned by United States persons, this dividend income treatment would not be applied to a disposition of the common shares on account of SPNT’s ownership of such non-U.S. insurance subsidiaries. U.S. Holders should consult with their tax advisors regarding the application of these rules to a disposition of common shares.

Foreign Tax Credit

Dividends paid by SPNT, as well as any current income inclusions required under the CFC, RPII and PFIC rules, will generally be treated as foreign source income for purposes of computing a U.S. Holder’s U.S. foreign tax credit limitations. However, if 50% or more (by vote or value) of SPNT’s stock is treated as being owned by United States persons, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by SPNT (including any gain from the sale of common shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income. The availability of foreign tax credits is subject to complex basketing and other rules that may limit a U.S. Holder’s ability to claim foreign tax credits with respect to subpart F income, QEF inclusions and dividends that are foreign source income. Each U.S. Holder should consult its tax advisor regarding the availability of any foreign tax credits to such U.S. Holder and any limitations thereon.

Disclosure Requirements for Specified Foreign Financial Assets

Individual U.S. Holders (and certain U.S. entities specified in U.S. Treasury regulations) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include common shares if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. U.S. Holders should consult their tax advisors as to the possible application to them of this filing requirement.

FATCA

The U.S. Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act of 2010 and the U.S. Treasury regulations issued thereunder (“FATCA”) require certain foreign financial institutions to enter into an agreement with the IRS (i) to disclose to the IRS the name, address, tax identification number, and other specified information of certain U.S. and non-U.S. persons who own a direct or indirect interest in the foreign financial institution, (ii) to comply with other reporting, verification, due diligence and other procedures that may be established by the IRS, (iii) and to withhold 30% on “foreign passthru payments” made to any such persons that do not provide the foreign financial institution with the required information or that themselves are foreign financial institutions that have not entered into their own agreement with the IRS or do not otherwise qualify for an exemption, or otherwise be subject to a 30% withholding tax on certain payments to such entities. Moreover, foreign financial institutions will not be required to withhold on foreign passthru payments until two (2) years after the date of publication of final U.S. Treasury regulations defining the term “foreign passthru payment.” The IRS has not yet defined the scope of foreign passthru payment withholding. However, the term is generally intended to include interest and dividend payments paid by the foreign financial institution that are attributable to certain payments of U.S. source income (including interest and dividends).

The Bermuda government has entered into a Model 2 Intergovernmental Agreement (“IGA”) with the United States that generally requires foreign financial institutions in Bermuda to register with the IRS and to comply with the requirements of FATCA, including due diligence, reporting and withholding, notwithstanding privacy laws or other restrictions to the contrary. Assuming registration and compliance pursuant to a Model 2 IGA, a foreign financial institution would be treated as compliant with FATCA and not subject to withholding under FATCA.

SPNT will use reasonable efforts to avoid the imposition of withholding taxes under FATCA. If SPNT is ultimately determined to be an FFI, such efforts would include registering with the IRS and complying with the terms of an FFI Agreement pursuant to the IGA. Investors may be required to provide information, tax documentation and waivers that SPNT determines are necessary to avoid the imposition of such withholding taxes. SPNT’s ability to avoid withholding taxes on withholdable payments made to it may depend, in part, on certain investors providing information concerning such investors that is necessary to comply with the requirements imposed by FATCA.

In addition to FATCA, SPNT may be subject to tax information reporting regimes implemented by jurisdictions outside of the United States (including Bermuda) that may require SPNT to report to an applicable government authority information about (i) each U.S. Holder, and (ii) certain persons that indirectly hold, or who control, a U.S. Holder. If such tax information reporting regimes apply to SPNT, a U.S. Holder will be required to provide SPNT with any tax documentation or other information as required for SPNT to comply with any such reporting regimes.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO AN INVESTMENT IN THE COMMON SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS PRIOR TO THEIR INVESTMENT TO DETERMINE THE TAX CONSEQUENCES OF SUCH INVESTMENT IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, to be entered into among us, the Selling Shareholders and Jefferies LLC, as underwriter, the Selling Shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the Selling Shareholders, the entire number of common shares offered by this prospectus.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the common shares if any of them are purchased. We and the Selling Shareholders have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the common shares subject to their acceptance of the common shares from the Selling Shareholders and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which they exercise discretionary authority.

We have agreed to repurchase an aggregate of 500,000 common shares offered by the Selling Shareholders in this offering at the public offering price. We expect to finance the repurchase with cash on hand.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common shares (other than the common shares to be repurchased by us) as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

Commission and Expenses

The underwriter has advised us that they propose to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.1712 per common share. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by the Selling Shareholders as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that the Selling Shareholders are to pay the underwriter and the proceeds, before expenses, to the Selling Shareholders in connection with this offering.

	Per Share	Total
Public offering price	$14.0000	$57,492,834.00
Underwriting discounts and commissions paid by the Selling Shareholders	$0.2854	$1,172,032.49
Proceeds to Selling Shareholders, before expenses	$13.7146	$56,320,801.51

We estimate expenses payable by us in connection with this offering (which excludes, for the avoidance of doubt, the underwriting discounts and commissions to be paid by the Selling Shareholders referred to above) will be approximately $650,000. The Selling Shareholders will reimburse the underwriters for certain expenses incurred in connection with the offering in an amount up to $250,000.

Stamp Taxes

If you purchase common shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 60 days after the date of this prospectus supplement (the “clear market restricted period”):

•

sell, offer to sell, contract to sell or lend any common shares or any options or warrants or other rights to acquire common shares or any securities exchangeable or exercisable for or convertible into common shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common shares (the “Related Securities”);

•

effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any common shares or Related Securities;

•	pledge, hypothecate or grant any security interest in any common shares or Related Securities;

•	in any other way transfer or dispose of any common shares or Related Securities;

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•	announce the offering of any common shares or Related Securities;

•	submit or file any registration statement under the Securities Act in respect of any common shares or Related Securities (other than as contemplated by the underwriting agreement);

•	effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common shares; or

•	publicly announce the intention to do any of the foregoing;

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including to (A) effect the transactions contemplated by the underwriting agreement, (B) issue common shares or options to purchase common shares, or issue common shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described or incorporated by reference herein, and (C) issue common shares upon the exercise of any of our outstanding warrants as described or incorporated by reference herein; provided that, in the case of (B) and (C), the holders of such common shares or options agree not to sell, offer, dispose of or otherwise transfer any such common shares or options during such clear market restricted period without the prior written consent of the underwriter (which consent may be withheld in its sole discretion).

The Selling Shareholders have agreed that, without the prior written consent of the underwriter, they will not, during the period ending 90 days after the date of this prospectus supplement (the “lock-up restricted period”):

•	sell, offer to sell, contract to sell or lend any common shares or Related Securities;

•	effect any short sale or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any common shares or Related Securities;

•	pledge, hypothecate or grant any security interest in any common shares or Related Securities;

•	in any other way transfer or dispose of any common shares or Related Securities;

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•	announce the offering of any common shares or Related Securities;

•

participate in the submission or filing of any registration statement under the Securities Act in respect of any common shares or Related Securities (other than as contemplated by the underwriting agreement); or

•	publicly announce the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including:

(a)	as a bona fide gift or gifts or charitable contribution(s);

(b)	to any trust for the direct or indirect benefit of Daniel Loeb or the immediate family member of Daniel Loeb;

(c)

if the Selling Shareholder is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Seller Shareholder or (2) as distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(d)	if the Seller Shareholder is a trust, to the beneficiary of such trust;

(e)	by testate succession or intestate succession;

(f)	to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by Daniel Loeb;

(g)

pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our share capital involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares or Related Securities shall remain subject to the restrictions contained in this Agreement;

(h)

the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Shares shall be made pursuant to such a Plan prior to the expiration of the applicable Lock-Up Period; or

(i)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order;

provided that, in the case of clauses (a)-(f) and clause (i), that (A) (other than in the case of clause (c)) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with us and the underwriter to be bound by the terms of the above restrictions; and provided, further, in the case of clauses (a)-(f), no public announcement or filing by any party shall be required or shall be made voluntarily in connection with such transfer (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and, in each case, indicating by footnote disclosure or otherwise the nature of the transfer or disposition).

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the Selling Shareholders or the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of common shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with the Selling Shareholder to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by any of the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Jefferies LLC is acting as our financial advisor and will receive $100,000 annually for such services.

Selling Restrictions

Notice to Prospective Investors in Canada

The common shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom (“UK”) prior to the publication of a prospectus in relation to the common shares which (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that our shares may be offered to the public in the UK at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation (as defined herein);

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of common shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the common shares in the UK within the meaning of the FSMA.

Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of common shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided, that no such offer of common shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any common shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of common shares to the public” in relation to any common shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase common shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and

Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The common shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (“FIEA”). The common shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulation 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April  9, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•	Current Report on Form 8-K filed with the SEC on January 29, 2025.

VALIDITY OF COMMON SHARES

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon for SPNT by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Selling Shareholders by Willkie Farr & Gallagher LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SiriusPoint Ltd.

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Units

Share Purchase Contracts

We may offer, issue and sell, together or separately, from time to time:

•	Common Shares

•	Preference Shares

•	Depositary Shares

•	Debt Securities

•	Warrants

•	Units

•	Share Purchase Contracts

In addition, selling securityholders may offer and sell, from time to time, these securities on the terms described in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in the offered securities involves a number of risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents that we subsequently file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus.

Our Common Shares, $0.10 par value per share are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “SPNT.” On December 13, 2024, the last reported sale price of our Common Shares on the NYSE was $15.55 per share. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our Common Shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is December 16, 2024.

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About This Prospectus

This prospectus is part of a registration statement that SiriusPoint Ltd. (“SiriusPoint”) filed with the SEC using a “shelf” registration process. Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us” and the “Company” refer to SiriusPoint and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling securityholders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov.We also maintain a website at www.siriuspt.com.None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information by Reference

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 31, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February  5, 2024, February  9, 2024, March  28, 2024, April  5, 2024, April  30, 2024 (Item 8.01 only), May  21, 2024, May  23, 2024 (Item 5.02 only), May  28, 2024, August  1, 2024 (Item 8.01 only), August  2, 2024, October  31, 2024 (Item 8.01 only) and November 1, 2024; and

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  9, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023).

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.

You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, Telephone: (441) 542-3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding prospects for our industry, our business strategy, plans, goals and expectations concerning our market position, international expansion, investment portfolio expectations, future operations, margins, profitability, efficiencies, capital expenditures, liquidity and capital resources and other non-historical financial and operating information. When used in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein, the words “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors.

A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties discussed in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2023 and in any other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

v

Our Company

SiriusPoint Ltd.

SiriusPoint Ltd. was formed following a merger between Sirius International Insurance Group, Ltd. and Third Point Reinsurance Ltd. on February 26, 2021. We are a global underwriter of insurance and reinsurance, headquartered in Bermuda. Our common shares are listed on the NYSE under the symbol “SPNT.” As of December 31, 2023, we had common shareholders’ equity of $2.3 billion, total capital of $3.3 billion and total assets of $12.9 billion. Our operating companies have a financial strength rating of A- (Stable) from AM Best, Standard & Poor’s (“S&P”) and Fitch Ratings (“Fitch”). During the year, both Fitch and S&P revised our outlook from negative to stable, highlighting our improvement in underwriting performance. AM Best affirmed our financial strength rating and outlook on April 19, 2023.

We have licenses to write property, casualty, and accident & health insurance and reinsurance globally, including admitted & non-admitted licensed companies in the United States, a Bermuda Class 4 company, a Lloyd’s of London syndicate and managing agency, and an internationally licensed company domiciled in Sweden.

Our principal executive offices are located at Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, and our main telephone number is (441) 542-3300.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”

Use of Proceeds

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Share Capital

The following description of our Common Shares and preference shares, $0.10 par value per share (“Preference Shares”), in this prospectus is a summary. When we, or one or more selling securityholders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of the Common Shares and Preference Shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.

The following description does not purport to be complete and is qualified in its entirety by reference to any prospectus supplement, the SiriusPoint memorandum of association (the “Memorandum of Association”) and the SiriusPoint bye-laws (the “Bye-laws”), and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our Memorandum of Association and our Bye-laws.

Capitalization

Our authorized share capital consists of 300,000,000 Common Shares and 30,000,000 Preference Shares. As of December 13, 2024, we had 161,954,826 Common Shares issued and outstanding and 8,000,000 Series B Preference Shares issued and outstanding.

Preference Shares

Pursuant to Bermuda law and our Bye-laws, the SiriusPoint Board of Directors (the “Board”) by resolution may establish one or more series of Preference Shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of SiriusPoint. The specific terms of Preference Shares will be described in a prospectus supplement.

Common Shares

Our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.

Dividend Policy

The Board may, subject to Bermuda law and our Bye-laws, declare a dividend to be paid to our shareholders as of a record date determined by the Board, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.

Voting Rights

In general, and subject to the adjustments described below, shareholders have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

Under our Bye-laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our Bye-laws, as applied by the Board within its discretion.

Under Bermuda law, for so long as we have an insurance subsidiary registered under the Insurance Act 1978 of Bermuda and related regulations, as amended, the Bermuda Monetary Authority (the “BMA”) may at any time, by written notice, object to a person holding 10% or more of our common shares if it appears to the BMA that the person is not or is no longer fit and proper to be such a holder. In such a case, the BMA may require the shareholder to reduce its holding of our common shares and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the BMA will be guilty of an offense. This may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.

“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).

“Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the Controlled Shares of such person.

“9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares.

In addition, our Bye-laws provide that the Board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.

Our Bye-laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the Board may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of the Controlled Shares.

Our Bye-laws also provide that if CM Bermuda Limited, a Bermuda exempted company limited by shares (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and CM Bermuda, included as Exhibit 4.5 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own Common Shares or any other authorized or other common shares of SiriusPoint which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of our issued and outstanding shares with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of Common Shares, the votes conferred by the Common Shares or any of our other authorized or other common shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Certain Bye-law Provisions

The provisions of our Bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in its best interest, including an attempt that might result in its receipt of a premium over the market price for its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of such persons’ terms.

Number of Directors

Our Bye-laws provide that the Board shall consist of such number of directors, not fewer than five directors, as the Board may from time to time determine in its sole discretion, up to a maximum of thirteen directors.

Classified Board of Directors

In accordance with the terms of our Bye-laws, our Board is divided into three classes, Class I, Class II and Class III. Directors hold office for a three year term. If the number of directors is changed, any increase or decrease is apportioned by our Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy holds office for a term that coincides with the remaining term of the other directors of that class, but in no case does a decrease in the number of directors shorten the term of any director then in office. A director holds office until the annual general meeting for the year in which his term expires, subject to conditions of our Bye-laws. Our Bye-laws further provide that the authorized number of directors may only be changed by resolution of our Board. Additionally, our Board has the power to fill vacancies on the Board as a result of death, disability, disqualification or resignation or as a result of an increase in the size of the Board. This allows our Board to elect a class director to fill a vacant class seat (created by any increase in the number of directors on the Board), without the need to wait for the expiry of such class of director’s three year term. Any appointment by our Board to fill a vacancy on the Board is for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors, as the case may require.

Removal of Directors

Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of SiriusPoint’s voting shares. Any vacancy on our Board resulting from the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, by our Board. A director who is appointed by our Board to fill the vacancy resulting from the removal of a director shall hold office for the remainder of the full term of the class of directors of the removed director.

No Shareholder Action by Written Consent

Our Bye-laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder meeting could delay, prevent or invalidate shareholder action.

Shareholder Advance Notice Procedures

Our Bye-laws establish an advance notice procedure for shareholders depending on whether the shareholders are nominating candidates for election as directors or whether the shareholders are bringing other business before either an annual general meeting or special general meeting of the shareholders. For nominations of persons for election to our Board, to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 70 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs. For proposals of business other than the nominations of persons for election to our Board to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than ten days following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than seven days following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.

Nominations and Other Proposals

Nominations of persons for election to our Board and other proposals of business to be brought before the general meeting must comply with our Bye-laws.

Amendments to Memorandum of Association and Bye-laws

Amendments to our Bye-laws require an affirmative vote of majority of our Board and a majority of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders; provided, however, that specified provisions of the Bye-laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special general meeting of shareholders, including the provisions governing voting, the election of directors, the classified Board, director removal and amendments to the Bye-laws and Memorandum of Association. Amendments to the Memorandum of Association require an affirmative vote of majority of our Board and 66.67% of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders.

In addition, no amendment to our Bye-laws or Memorandum of Association which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent, but only for so long as he holds a number of shares equal to at least 25% of the total number of shares held by him on December 22, 2011.

These provisions make it more difficult for any person to remove or amend any provisions in the Memorandum of Association and Bye-laws that may have an anti-takeover effect.

Business Combinations

Our Bye-laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by our Board and the authorization at an annual or special general meeting by the affirmative vote of at least 66.67% of the issued and outstanding voting shares that are not owned by the interested shareholder unless:

•

prior to the time that the person became an interested shareholder, our Board approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or

•

upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

Our Bye-laws define “business combination” to include the following:

•	any merger or consolidation of SiriusPoint with the interested shareholder or its affiliates;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by us of any shares of ours to the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of any class or series of its shares beneficially owned by the interested shareholder; or

•	any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of our issued and outstanding voting shares.

In respect of any business combination to which the restrictions in our Bye-laws do not apply but which the Companies Act 1981 of Bermuda (the “Companies Act”) requires to be approved by the shareholders, the necessary shareholders’ approval is the affirmative vote of a majority of the votes cast for any business combination which has been approved by our Board, but where such business combination has not been approved by our Board, the necessary shareholders’ approval requires the affirmative vote of shares carrying not less than 66.67% of the total voting rights of all issued and outstanding shares. The same shareholder approval thresholds also apply in respect of any merger or amalgamation which is not considered a “business combination” but for which the Companies Act requires shareholder approval.

Consent to Special Actions

Pursuant to the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and Daniel S. Loeb, included as Exhibit 4.6 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, we shall not, and shall cause our subsidiaries not to, enter into any transaction with any (i) affiliate of ours, (ii) shareholder and/or director, officer, employee, and/or affiliate of any shareholder and/or (iii) director, officer, employee, and/or affiliate of any of the foregoing without the prior written consent of Daniel S. Loeb for so long as he holds shares representing at least 25% of the shares held by him on December 22, 2011.

Meetings of Shareholders

Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairman, any two of our directors, any director and our Secretary or our Board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 1/10th of our voting shares, our

Board shall convene a special general meeting. At least two or more persons representing more than 50% of the aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting; provided that if we shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. As determined according to certain adjustments of voting power specified in our Bye-laws (see “- Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.

Transfer Agent and Registrar

The transfer agent and registrar for Common Shares and Preference Shares is Computershare Trust Company, N.A.

Listing

Common Shares are listed on the NYSE under the symbol “SPNT.”

Description of Depositary Shares

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Common Shares or Preference Shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares.

General

We may issue depositary shares that represent Common Shares or Preference Shares. The Common Shares or Preference Shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Common Shares or Preference Shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Common Shares or Preference Shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of Common Shares or Preference Shares, rather than full Common Shares or Preference Shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Common Share or a share of a particular series of Common Shares or Preference Shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Common Shares or Preference Shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Common Shares or Preference Shares to the record holders of depositary shares relating to the Common Shares or Preference Shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption or Repurchase of Shares

Subject to the Companies Act, if a series of Common Shares or Preference Shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Common Shares or Preference Shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Common Shares or Preference Shares so redeemed or repurchased. Whenever we redeem or repurchase Common Shares or Preference Shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Common Shares or Preference Shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Common Shares or Preference Shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Common Shares or Preference Shares on the basis described in an applicable prospectus supplement for such series of Common Shares or Preference Shares, but holders of whole Common Shares or Preference Shares will not thereafter be entitled to deposit the Common Shares or Preference Shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Common Shares or Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited Common Shares or Preference Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Common Shares or Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Common Shares or Preference Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Common Shares or Preference Shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of Common Shares or Preference Shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Common Shares or Preference Shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Common Shares or Preference Shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Common Shares or Preference Shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Common Shares or Preference Shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Common Shares or Preference Shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the Common Shares or Preference Shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Common Shares or Preference Shares and any redemption or repurchase of the Common Shares or Preference Shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Common Shares or Preference Shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Common Shares or Preference Shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Common Shares or Preference Shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the Senior Indenture, dated as of April 5, 2024 (as has been and as may be further supplemented from time to time, the “senior indenture”), between SiriusPoint Ltd. and The Bank of New York Mellon, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, or a subordinated indenture (the “subordinated indenture”) to be entered into by SiriusPoint Ltd. with a trustee to be named at a later date and which will be filed with the SEC if we offer subordinated notes. The senior indenture and the subordinated indenture are collectively referred to as the “indenture” for purposes of this section entitled “Description of Debt Securities.” The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•	the stated maturity of the debt securities of the series;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders of debt securities of the series to whom interest is payable on any such interest payment dates;

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whether the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner in which such amounts shall be determined;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;

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the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and the manner in which the particular debt securities of such series (if less than all debt securities of such series are to be redeemed) are to be selected for redemption;

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our obligation, if any, to redeem, repay or purchase the debt securities of a series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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if other than the full principal amount thereof, the portion, or methods of determining the portion, of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•	provisions granting special rights to holders of the debt securities of the series upon the occurrence of specific events;

•	any deletions from, modifications of or additions to the events of default or our covenants provided for with respect to the debt securities of the series;

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if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible and, if other than by a resolution of our Board, the manner in which any election by us to defease such debt security shall be evidenced;

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whether the debt security of the series will be convertible or exchangeable into our common shares or our other securities or property and, if so, the terms and conditions upon which such debt security will be so convertible or exchangeable, including the conversion or exchange price or method of determining the conversion or exchange price and the conversion or exchange period;

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whether the debt security of the series are issuable as a global security and, in such case, the identity of the depositary for such series and the terms and conditions upon which global securities may be exchanged for certificated debt securities;

•	the forms of the debt security of the series;

•	any special tax implications of the debt security of the series, including any provisions for original issue discount securities, if offered;

•	any change in the right of the trustee or the requisite holder to declare the principal amount thereof due and payable;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities of the series;

•	any restrictions on the registration, transfer or exchange of the debt securities of the series; and

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any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Description of Warrants

We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be filed with the SEC if we offer warrants.

General

We may issue warrants to purchase Common Shares, Preference Shares, depositary shares, debt securities, or other securities described in this prospectus, or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

•	the identity of the warrant agent;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of underlying warrant securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Description of Units

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, which will be filed with the SEC if we offer units.

Description of Share Purchase Contracts

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Common Shares, Preference Shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preference Shares or depositary shares. The number and price per share of our Common Shares, Preference Shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts. The purchase contract agreement will be filed with the SEC if we offer share purchase contracts.

Selling Securityholders

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

Plan of Distribution

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling securityholders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement to or through underwriters in a public offering.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

Legal Matters

The validity of the Common Shares and Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered by us hereby other than the Common Shares and Preference Shares, as well as certain other legal matters, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to the securities offered by us hereby may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Third Point Enhanced LP appearing in SiriusPoint’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young Ltd., an independent auditor.

4,106,631 Shares

SiriusPoint Ltd.

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies